EX-99.23.i.i



J. W. BROWN (1911-1995)                       BROWN, CUMMINS & BROWN CO., L.P.A.                 JOANN M. STRASSER
JAMES R. CUMMINS                                ATTORNEYS AND COUNSELORS AT LAW                  AARON A. VANDERLAAN
ROBERT S BROWN                                         3500 CAREW TOWER                          LAWRENCE A. ZEINNER
DONALD S. MENDELSOHN                                    441 VINE STREET                          STEPHANIE M. MACK
LYNNE SKILKEN                                       CINCINNATI, OHIO 45202
AMY G. APPLEGATE                                   TELEPHONE (513) 381-2121                            OF COUNSEL
KATHRYN KNUE PRZYWARA                              TELECOPIER (513) 381-2125                         GILBERT BETTMAN
MELANIE S. CORWIN                                                                                      (1918 - 2000)

         .........
                                                              April 6, 2001


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

         RE:......AmeriPrime Advisors Trust,  File Nos. 333-85083 and 811-09541
                  -------------------------------------------------------------

Gentlemen:

      A legal opinion that we prepared was filed with Post-Effective Amendment No. 19 (the "Legal Opinion") to the Registration Statement. We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 20 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


         .........                            Very truly yours,

         .........                                   /s/

                                              BROWN, CUMMINS & BROWN CO., L.P.A.